                                                                   EXHIBIT 10.78

                            CONTRACT NUMBER SHB 98001
                             DATED JANUARY 31, 1998
                                       FOR
                           UNPRESSURIZED CARGO PALLETS
                             DESIGN AND CONSTRUCTION
                                     BETWEEN
                             SPACEHAB, INCORPORATED
                              1595 SPRING HILL ROAD
                                    SUITE 360
                             VIENNA, VIRGIANIA 22182
                                       AND
                                   RSC-ENERGIA
                                 4A LENIN STREET
                             KOROLEV, MOSCOW REGION
                                 RUSSIA, 141070

This contract is entered into by and between SPACEHAB, Inc., with an address at 1595 Spring Hill Road, Suite 360, Vienna, Virginia 22182 (hereinafter referred to as "SPACEHAB") and RSC-Energia, with an address at 4A Lenin Street, Korolev, Moscow Region, Russia, 141070 (hereinafter referred to as "Energia"). The parties agree as follows:

Article 1. Entire Agreement

This contract, all exhibits, and other documents incorporated by reference, whether or not attached, constitute the complete and exclusive statement of the Contract between SPACEHAB and Energia. This contract supersedes any previous understanding or agreement between SPACEHAB and ENERGIA (oral or written) with respect to the subject matter of this contract.

Article 2. Scope of Work

Energia shall design, develop, manufacture, test, and deliver:

      - One Unpressurized Cargo Pallet (UCP) in accordance with requirements identified in the Prime Item Development Specification (Document No. ICC 97002, Revision 1) and the Statement of Work (SOW) attached as Exhibit A. (Task 1).

      - One UCP in compliance with SPACEHAB's requirements; such requirements to be presented in a revised SOW that will be agreed upon no later than December 31, 1998 and added to this Contract. (Task 2). Delivery of this second UCP shall be no later than December 31, 1999.

In addition, this Contract has options for the design, development, manufacture, test and delivery of additional UCP's. These options may be exercised in an appropriate way by adding them to the existing Contract.

Article 3. Period of Performance

Energia shall perform the work called for under this contract as the continuation of the effort performed under the Letter Agreement dated December 25, 1997. Work shall continue through the Initial Integrated Cargo Carrier
(IICC) system integrated acceptance fit check at SPACEHAB's ICC Processing Facility, as described in the SOW. The period of performance of this contract shall be from the date of contract signature through January 31, 1999 (Task 1), and through January 31, 2000 (Task 2). The period of performance of this contract may be extended by mutual agreement.

Article 4. Contract Amount

The fixed price to be paid to Energia for the products and services under this Contract shall be as follows:

      - $1.8 Million (U.S. Dollars) for the first UCP and associated products (Task 1).

      - $0.7 Million (U.S. Dollars) for the second UCP and associated products (Task 2), assuming there is no design change between the first and second UCP

The fixed price paid to Energia for the products and services under the Letter Agreement dated December 25, 1997 shall be credited towards the $1.8 Million total price for the first flight UCP.

In addition, a bonus payment will be made for early delivery of the first UCP as follows:

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      -     $300,000 (U.S. Dollars) if the UCP is accepted by SPACEHAB per
            Article 16 by December 31, 1998.

      -     $200,000 (U.S. Dollars) if the UCP is accepted by SPACEHAB per
            Article 16 by January 31, 1999).

      -     $100,000 (U.S. Dollars) if the UCP is accepted by SPACEHAB per
            Article 16 by February 28, 1999).

 It is agreed that the following items will be excluded from this contract:

      -     Transportation of the UCP hardware items

      -     Personnel travel costs

      -     Price of options

It is also agreed that the following items are included in this contract:

      -     Document translation costs

      -     Customs costs in Russia

Article 5. Reimbursement for Travel Expenses

SPACEHAB shall reimburse RSC-Energia for actual pre-approved transportation and hotel expenses and on a per diem basis for meals and other expenses, for travel to SPACEHAB in the United States and to Daimler-Benz Aerospace ("DASA") in Germany. SPACEHAB shall provide local transportation to RSC Energia to and from work both at SPACEHAB and DASA. The per diem allowance in the United States shall be $58 and in Germany shall be at the rate of $70 (about 112 German marks) per day per existing Russian norms.

Article 6. Payment

Payments shall be made in compliance with the Production and Payment Schedule provided in Exhibit B. All payments shall be made against RSC Energia's invoices by wire transfer to the account indicated in the invoice and shall be completed within 30 days of written ratification of completion of the associated payment milestone by the SPACEHAB ICC Program Manager. The payment currency is in US Dollars. All payment shall be net without any deductions for wire transfer.

Article 7. Program and Technical Direction

SPACEHAB shall be the sole source of program direction to Energia. Program direction includes, but is not limited to, issues relating to contracts, schedule, and requirements. For technical issues relating to the design, development, and manufacture of the UCP flight hardware, GSE, and associated hardware, Energia shall take direction from SPACEHAB.

For technical issues within the scope of work of the Exhibit A Statement of Work relating to the integration of ICC hardware elements between associate contractors, including but not limited to integrated testing, verification, and Shuttle integration, Energia shall take direction from the Mission Integration and Operations Support Contractor, DASA. If Energia is directed by DASA to perform work that is out of Energia's scope, then SPACEHAB shall provide contractual direction.

Article 8. SPACEHAB Direction

Energia shall accept direction from one of the following SPACEHAB individuals only:


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      -     Prime Contact - Pete Gadsby, ICC Program Manager

      -     Alternate Contact - Clark Thompson, Director, Technology Development

Article 9. Provisions for Execution

Energia and SPACEHAB shall execute two (2) copies of this contract in English and two (2) copies in Russian, one original in each language for each party.

Article 10. Intellectual Property Rights

All worldwide Intellectual Property rights (including but not limited to patents, copyrights, trademarks, service marks and trade secrets) created under this contract shall be the sole property of SPACEHAB. Energia agrees to reasonably assist SPACEHAB (at SPACEHAB's expense) in securing such rights through patent, copyright and trade name applications in various worldwide jurisdictions. All Intellectual Property utilized in the performance of this contract shall remain the exclusive property of the party(s) who had the rights in the IP prior to this contract.

Article 11. Confidentiality

SPACEHAB and Energia shall abide by the Nondisclosure Agreement between the parties dated December 23, 1997, which terms and conditions are incorporated herein by this reference.

Article 12. Document Translation

All textual documents provided by Energia shall be in English. Graphical documents (drawings) may be provided in Russian. Any textual document, fax, or letter, five (5) pages or less in size may be exchanged in native language.

Article 13. Local Services

To facilitate face-to-face meetings, the host party shall provide meeting facilities, interpreter services, and local transportation for the visiting contractors.

Article 14. Packaging and Marking

Packaging and marking for shipment of all items ordered under this contract shall be in accordance with good commercial practice, and adequate to ensure both acceptance by common carrier and safe transportation at the most economical rates.

Article 15. Title and Delivery

All hardware deliverables to be delivered per this Contract and listed in the SOW shall be delivered according to FCA Moscow (in compliance with Incoterms'
90). This means that RSC Energia's responsibility shall include clearing export customs in Russia and transfer of the hardware deliverables to a carrier identified to RSC Energia by SPACEHAB. Risk of loss or damage is with SPACEHAB after the deliverables have been transferred to the carrier.

All document deliverables to SPACEHAB from RSC Energia shall be sent via Federal Express or other express carrier at SPACEHAB's expense.


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Article 16. Inspection and Acceptance

The place of final inspection and acceptance for the deliverable hardware called for under this contract shall be at Energia. The place of inspection and acceptance of all deliverable reports and documentation shall be at SPACEHAB, Houston, Texas, with a copy to SPACEHAB Cape Canaveral, Florida as specified by SPACEHAB.

Article 17. Termination

SPACEHAB may, at its sole discretion, terminate this contract. In the event of termination, SPACEHAB will pay actual costs, up to the total amount due through the next scheduled payment, for all completed work through the date of termination in accordance with Article 6, and reimburse expenses incurred up to the date of termination in accordance with Articles 4 and 5.

In the event SPACEHAB terminates this contract, Energia shall provide the following items to SPACEHAB to determine proper restitution:

      - Detailed invoices of material expenditures including, but not limited to procurement of long-lead items.

      - Detailed list of all in-work and completed textual and graphic documents created in the scope of this Letter Agreement.

      - Detailed list of all other expenditures made with the payments made by SPACEHAB to Energia prior to termination of this Letter Agreement.

Upon termination Energia will deliver to SHI all products, parts and documentation, started and completed, at the place designated for final inspection and acceptance in Article 16 above.

Termination of this Contract does not terminate obligations of SPACEHAB and Energia to comply with Articles 10 and 11.

Article 18. Changes

SHI and Energia may at any time make mutually agreed upon changes to this contract.

Article 19. Governing Laws

The Commercial Law of Switzerland shall govern all provisions specified by and performed under this contract.

Article 20. Dispute Resolution

Any and all disputes hereunder shall be resolved by binding arbitration pursuant to the rules and procedures of the International Chamber of Commerce in Switzerland, taking into consideration the clauses of this Letter Agreement, without recourse to any courts. The contract clauses shall prevail over common rules and norms of Swiss arbitration in case of discrepancies.

SPACEHAB, INC.                              RSC-ENERGIA

By:                                         By:
    ----------------------------------         ---------------------------------

Typed Name: Nelda Wilbanks                  Typed Name: Y. P. Semenov
            --------------------------                  ------------------------

Title       Contracts Administrator         Title:      President
            --------------------------                  ------------------------

Date:                                       Date:
            --------------------------                  ------------------------


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                                    EXHIBIT A
                                STATEMENT OF WORK

                                    EXHIBIT B
                          UCP #1 PAYMENT SCHEDULE ($US)

--------------------------------------------------------------------------------------------------------------
                DESCRIPTION OF WORK                          DATE                PRICE              NOTES
--------------------------------------------------------------------------------------------------------------
1.  Start of Work, Management                                1/2/98         $  180,000.00
--------------------------------------------------------------------------------------------------------------
2.  Preparation for Production, Long-Lead                   1/31/98            250,000.00
    Procurement
--------------------------------------------------------------------------------------------------------------
3.  Issuance of Manufacturing Documents and                 2/28/98            200,000.00
    Drawings, CDR for the UCP and GSE
--------------------------------------------------------------------------------------------------------------
4.  Fabrication of Components and Sub-Assemblies,           5/31/98            150,000.00
    Development/Production Interfaces (Phase I)
--------------------------------------------------------------------------------------------------------------
5.  Fabrication of Components and Sub-Assemblies,           7/17/98            250,000.00
    Development/Production Interfaces (Phase II)
--------------------------------------------------------------------------------------------------------------
6.  Fabrication of Components and Sub-Assemblies,            8/1/98            270,000.00
    Development/Production Interfaces (Phase III)
--------------------------------------------------------------------------------------------------------------
7.  Static Testing at RSC-Energia                           9/30/98            110,000.00
--------------------------------------------------------------------------------------------------------------
8.  Mockup Delivery to DASA                                 9/30/98             80,000.00
--------------------------------------------------------------------------------------------------------------
9.  Participation in Integrated Testing at DASA            11/30/98             20,000.00
--------------------------------------------------------------------------------------------------------------
10.  Modal Survey (Dynamic) Testing at Energia             11/30/98            110,000.00
--------------------------------------------------------------------------------------------------------------
11.  Acceptance of the First Flight UCP                    12/31/98             80,000.00
--------------------------------------------------------------------------------------------------------------
12.  Acceptance of GSE                                     12/31/98             80,000.00
--------------------------------------------------------------------------------------------------------------
13.  Participation in the UCP Setup at the ICC              1/15/99             20,000.00
     Processing Facility
--------------------------------------------------------------------------------------------------------------
Total                                                                       $1,800,000.00
--------------------------------------------------------------------------------------------------------------
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Bonus for Meeting Schedule                                                     300,000.00     $200,000.00 for
                                                                                              delivery in
                                                                                              January;
                                                                                              $100,000.00 for
                                                                                              delivery in
                                                                                              February.
--------------------------------------------------------------------------------------------------------------

UCP #2 payment schedule of $700,000.00 will be prepared after Energia receives
       SPACEHAB's order before December 31, 1998.